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Exhibit 99.1

Contacts:
Cubist Pharmaceuticals, Inc. Jennifer LaVin Executive Director, Corporate Communications (781) 860-8362 jennifer.lavin@cubist.com	Euro RSCG Life NRP Ashley Tapp—financial media (212) 845-4247 ashley.tapp@nrp-euro.com

CUBIST PHARMACEUTICALS REPORTS FIRST-QUARTER 2003 RESULTS

Company Makes $1.5 Million Milestone Payment to Biochemie for Successful
Antibiotic Dosing Study in Humans

CONFERENCE CALL & WEBCAST TODAY at 9:00 am ET

Lexington, MA, May 7, 2003—Cubist Pharmaceuticals, Inc. (Nasdaq: CBST) today reported results for the first quarter ended March 31, 2003.

Total revenues for the first quarter ended March 31, 2003 were $357,000 as compared to $2,320,000 for the same period in 2002. The decrease in revenue was mainly attributable to mutual termination, in September 2002, of a commercialization agreement with Gilead Sciences, which generated $1,400,000 in revenue in the first quarter of 2002, as well as the completion of a research collaboration with Novartis, in February 2003, which generated $862,000 in revenue in the first quarter of 2002 versus $248,000 in revenue in the first quarter of 2003.

Total operating expenses for the quarter ended March 31, 2003 were $22,416,000 as compared to $20,348,000 for the same period in 2002. Increased research and development expenses in the first quarter of 2003 included a $1,500,000 milestone payment to Biochemie, approximately $1,000,000 in expenses related to the first quarter restructuring of the research department, as well as increased manufacturing development expenses related to the expected 2003 launch of Cidecin® (daptomycin for injection), Cubist's lead investigational antibiotic.

Net loss for the quarter ended March 31, 2003 was $24,992,000 or $0.85 per share as compared to a net loss of $19,488,000 or $0.69 per share for the same period in 2002.

The Company's cash and investment balance as of March 31, 2003 was $125,927,000. The total number of common shares outstanding as of March 31, 2003 was 29,594,196.

Cubist also today announced a milestone payment to Biochemie, a unit of Novartis AG, related to the companies' license agreement on the investigational cephalosporin antibiotic CAB-175. Cubist recently completed its first human study in the United Kingdom investigating the safety and dosing of CAB-175 in man. Initial results from this study suggest twice-daily dosing may be appropriate for the compound in humans. Cubist paid Biochemie $1.5 million for the achievement of this dosing regimen milestone during the first quarter of 2003. Detailed results from this study and in vitrowork on the compound will be presented during the 13th European Congress of Clinical Microbiology and Infectious Diseases (ECCMID) being held May 10 through May 13, 2003 in Glasgow, Scotland.

Scott M. Rocklage, Ph.D., Chairman & CEO of Cubist commented on the quarter: "The first quarter of 2003 proved extremely productive for Cubist. With the CIDECIN New Drug Application now under priority review at the U.S. Food & Drug Administration, we are busily readying the company to take on the challenge of launching an important new pharmaceutical product. During the quarter, we not only announced the execution of our CEO succession plan, but also completed the restructuring of our research group and made significant advances to our product pipeline. We invite you to join us on our quarterly conference call and webcast at 9:00 am Eastern Time today to hear more about these exciting times at Cubist."

******************CONFERENCE CALL & WEBCAST INFORMATION******************

WHEN: Wednesday, May 7, 2003 at 9:00 am ET

DOMESTIC & CANADA CALL-IN: (800) 915-4836
INTERNATIONAL CALL-IN: (973) 317-5319

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

www.cubist.com

Replay will be available for 30 days via the Internet;
a transcript of the call will be filed with the SEC and will also be available upon request

*********************************************************************

About CAB-175

CAB-175 is a novel investigational cephalosporin antibiotic that has demonstrated in vitro activity against most clinically relevant Gram-positive and Gram-negative bacteria, including important resistant species. If successfully developed, CAB-175 could be one of the first cephalosporin antibiotics with activity against methicillin-resistant Staphylococcus aureus (MRSA) strains, which are estimated to be the cause of more than 35% of S. aureus hospital-acquired infections in the U.S. and up to 42% and 70% of similar infections in parts of Europe and Asia, respectively. In in vitro studies, CAB-175 has thus far demonstrated a very low potential for the development of bacterial resistance.

About Cubist

Cubist Pharmaceuticals, Inc. is focused on becoming a global leader in the research, development and commercialization of novel pharmaceuticals to combat serious and life-threatening infections. Cubist has submitted a New Drug Application (NDA) with the U.S. Food & Drug Administration (FDA) for Cidecin® (daptomycin for injection) for the treatment of complicated skin and skin structure infections (cSSSI) and is conducting additional Phase 3 studies. The CIDECIN NDA is currently under review at FDA under priority review status. Cubist has broadened its pipeline to include multiple pre-clinical drug candidates, including an oral version of ceftriaxone (OCTX), a broad-spectrum cephalosporin antibiotic, and CAB-175, a next generation cephalosporin antibiotic with demonstrated in vitro activity against methicillin-resistant Staphylococcus aureus (MRSA). Cubist is headquartered in Lexington, MA.

Cubist Safeharbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by the Company. These factors include, but are not limited to: (i) the Company's ability to successfully complete product research and development, including pre-clinical and clinical studies and commercialization; (ii) the Company's ability to obtain required governmental approvals; (iii) the Company's ability to attract and/or maintain manufacturing, sales, distribution and marketing partners; (iv) the Company's ability to develop and commercialize its products before its competitors; and (v) the Company's ability to finance its operations. Additional factors that would cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company's filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in the Company's recent SEC filings.

Cidecin is a registered trademark of Cubist Pharmaceuticals, Inc.

Tables Follow

CUBIST PHARMACEUTICALS, INC.
CONDENSED BALANCE SHEETS
UNAUDITED

	March 31, 2003	December 31, 2002
ASSETS
Cash, cash equivalents and investments	$125,927,471	$151,219,900
Property and equipment, net	47,945,230	48,267,760
Other assets	22,780,641	22,034,842

Total assets	$196,653,342	$221,522,502

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$2,732,659	$9,599,490
Accrued expenses	11,952,396	6,289,058
Deferred revenue	2,500,083	2,500,083
Debt and capital lease obligations	209,937,903	210,033,493

Total liabilities	227,123,041	228,422,124

Total stockholders' equity	(30,469,699)	(6,899,622)

Total liabilities and stockholders' equity	$196,653,342	$221,522,502

CUBIST PHARMACEUTICALS, INC.
CONDENSED STATEMENTS OF OPERATIONS
UNAUDITED

	Three months ended March 31,
	2003	2002
Sponsored research revenues	$357,153	$2,319,728
Operating expenses:
Research and development	15,888,812	13,495,414
Sales and marketing	2,329,209	1,498,984
General and administrative	4,198,136	5,353,336

Total operating expenses	22,416,157	20,347,734
Interest income	666,923	1,477,302
Interest expense	(3,411,710)	(3,255,091)
Other income (expense)	(187,913)	317,927

Net loss	($24,991,704)	($19,487,868)

Basic and diluted net loss per common share	($0.85)	($0.69)

Weighted average number of common shares for basic and diluted net loss per common share	29,230,160	28,406,410

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For additional information, visit the Company's website at www.cubist.com.

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  Exhibit 99.1
CUBIST PHARMACEUTICALS REPORTS FIRST-QUARTER 2003 RESULTS
CUBIST PHARMACEUTICALS, INC. CONDENSED BALANCE SHEETS UNAUDITED
CUBIST PHARMACEUTICALS, INC. CONDENSED STATEMENTS OF OPERATIONS UNAUDITED